                                  SCHEDULE 14A
                                 (Rule 14a-101)

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                                (Amendment No. )

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                          ELITE PHARMACEUTICALS, INC.
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                (Name of Registrant as Specified in Its Charter)

                            THE ELITE VALUE COMMITTEE
                                 HARRIS FREEDMAN
                              BRIDGE VENTURES, INC.
                   BRIDGE VENTURES, INC. EMPLOYEE PENSION PLAN
                               SMACS HOLDING CORP.
                                   SHARON WILL
                               SAGGI CAPITAL CORP.
                     SAGGI CAPITAL CORP. MONEY PURCHASE PLAN
                     SAGGI CAPITAL CORP. PROFIT SHARING PLAN
                               MICHAEL H. FREEDMAN
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    (Name of Persons(s) Filing Proxy Statement, if Other Than the Registrant)

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                                       -2-

PRESS RELEASE                                   SOURCE:THE ELITE VALUE COMMITTEE

                   ELITE VALUE COMMITTEE UPDATES SHAREHOLDERS

NEW YORK, Oct. 10  /PRNewswire-FirstCall/--The  Elite Value Committee  confirmed today that its consent  solicitation  did not receive the votes needed to remove the Board of Elite  Pharmaceuticals,  Inc. (Amex:  ELI-News).  Harris  Freedman,
leading the Committee in its drive to change Elite's Board of Directors,  stated
"The  threshold  to win a consent  solicitation  is very high and we  received a large number of votes,  but not enough to prevail.  The support that we received was extraordinary in the face of Elite's expensive  scorched earth campaign.  In the final days of the  contest,  we believe  that Elite  obtained key support by promising  some  shareholders  that  the  warrants  would  be  extended,  as the
Committee proposed,  and that three new Board members would be appointed.  These promises have not been fulfilled to date. Now the Board has scheduled the annual meeting for December 12, 2002, when it may be too late for a new Board to extend the warrants. The Committee is currently evaluating all of its options."

The Committee  also  announces its victory in the court case brought by Elite in the United States District Court of New Jersey to enjoin the Committee's Consent
Solicitation. The Court denied Elite's request for a preliminary injunction. The
Committee believes that Elite instituted this lawsuit at substantial  expense to the Company in an attempt to prevent stockholders from exercising their right to select directors.  Harris Freedman, leading the Committee in its drive to change
Elite's Board of Directors,  stated "we believe that the case was without merit, and that  Elite  used all  means  at its  disposal  to  impede  the  Committee's intention to seek  management  changes.  By pursuing  this  frivolous  course of action,  Elite's  principals have squandered  valuable  resources.  We hope that
Elite  stockholders  will view the Court's ruling as vindicating the Committee's right to pursue management change."

ON SEPTEMBER 30, 2002, THE ELITE VALUE  COMMITTEE (THE  "COMMITTEE")  FILED WITH
THE SECURITIES AND EXCHANGE  COMMISSION ("SEC") A PRELIMINARY PROXY STATEMENT IN
CONNECTION   WITH  THE   2002   ANNUAL   MEETING   OF   STOCKHOLDERS   OF  ELITE
PHARMACEUTICALS,  INC.  THE  COMMITTEE  WILL  PREPARE  AND  FILE  WITH THE SEC A
DEFINITIVE  PROXY STATEMENT IN CONNECTION  WITH THE ANNUAL  MEETING.  YOU SHOULD
READ THE DEFINITIVE  PROXY STATEMENT WHEN IT BECOMES  AVAILABLE  BECAUSE IT WILL
CONTAIN IMPORTANT INFORMATION.

YOU MAY OBTAIN A FREE COPY OF THE PROXY STATEMENT AND OTHER PROXY MATERIALS WHEN
THEY  BECOME  AVAILABLE  AT THE SEC'S  INTERNET  WEB SITE AT  WWW.SEC.GOV  OR BY
SENDING A WRITTEN REQUEST TO THE ELITE VALUE  COMMITTEE,  575 LEXINGTON  AVENUE,
4TH FLOOR, NEW YORK, NEW YORK 10022, ATTN: HARRIS FREEDMAN. DETAILED INFORMATION
REGARDING  THE  IDENTITY  AND  INTERESTS  OF  INDIVIDUALS   WHO  MAY  BE  DEEMED
PARTICIPANTS IN THE  SOLICITATION  OF PROXIES  RELATING TO THE ANNUAL MEETING IS
AVAILABLE IN THE PRELIMINARY PROXY STATEMENT FILED WITH THE SEC ON SEPTEMBER 30,
2002.